UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2018

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jerry Schuyler Employment Agreement

On September 9, 2018, Gastar Exploration Inc. (the "Company") entered into an employment agreement with its interim Chief Executive Officer, Jerry Schuyler. The employment agreement commenced on September 9, 2018 and terminates (i) upon written notice of Mr. Schuyler’s voluntary resignation, (ii) upon Mr. Schuyler’s death or disability, (iii) upon written notice by the Company of a termination of Mr. Schuyler’s employment with or without cause or (iv) upon the effective date of the Company’s appointment of a permanent Chief Executive Officer. The employment agreement provides that Mr. Schuyler is entitled to receive an annual base salary of $622,744 (with retroactive effect to July 1, 2018) and an annual target bonus equal to 100% of his base salary (with his entitlement to an annual target bonus only applicable if Mr. Schuyler is employed following July 1, 2019). There are no entitlements to severance or paid vacation under Mr. Schuyler's employment agreement, however he is entitled to a pro-rata portion of his annual target bonus (if he is employed following July 1, 2019 and during such period is entitled to an annual target bonus) for the year of termination, upon a termination for any reason.

Michael Gerlich Employment Agreement

On September 10, 2018, the Company entered into an employment agreement with its Senior Vice President and Chief Financial Officer, Michael Gerlich. The employment agreement commenced on September 10, 2018 and terminates (i) upon written notice of Mr. Gerlich's voluntary resignation with or without good reason, (ii) upon Mr. Gerlich's death or disability, or (iii) upon written notice by the Company of a termination of Mr. Gerlich's employment with or without cause. The employment agreement provides that Mr. Gerlich is entitled to receive an annual base salary of $355,000 and an annual target bonus equal to 85% of his base salary (with his entitlement to an annual target bonus only applicable if Mr. Gerlich is employed following July 1, 2019). Upon termination without cause or resignation for good reason, Mr. Gerlich is entitled to receive: (i) two and one-half times (2.5x) the sum of (x) base salary and (y) annual target bonus and (ii) an amount equal to his required COBRA premium, payable in each month of his COBRA continuation period (i.e., the shorter of (a) the date on which both Mr. Gerlich and Mr. Gerlich's spouse reach the age of 65 and (b) eighteen (18) months following the termination date).

Stephen Roberts Employment Agreement

On September 7, 2018, the Company entered into an employment agreement with its Senior Vice President and Chief Operating Officer, Stephen Roberts. The employment agreement commenced on September 7, 2018 and terminates (i) upon written notice of Mr. Roberts’ voluntary resignation with or without good reason, (ii) upon Mr. Roberts’ death or disability, or (iii) upon written notice by the Company of a termination of Mr. Roberts’ employment with or without cause. The employment agreement provides that Mr. Roberts is entitled to receive an annual base salary of $385,000 and an annual target bonus equal to 85% of his base salary (with his entitlement to an annual target bonus only applicable if Mr. Roberts is employed following July 1, 2019). Upon termination without cause or resignation for good reason, Mr. Roberts is entitled to receive: (i) two times (2x) his base salary and (ii) a pro-rata portion of his annual target bonus, with such proration equal to a fraction, the numerator of which is the number of days Mr. Roberts is employed by the Company in the applicable performance period and the denominator of which is the number of days in the performance period.

The descriptions of the Company’s employment agreements with Jerry Schuyler, Michael Gerlich and Stephen Roberts herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, which are filed as exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document

10.1	Employment Agreement, by and between Gastar Exploration Inc. and Jerry R. Schuyler, executed September 9, 2018.
10.2	Employment Agreement, by and between Gastar Exploration Inc. and Michael A. Gerlich, executed September 10, 2018.
10.3	Employment Agreement, by and between Gastar Exploration Inc. and Stephen Roberts, executed September 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President and Chief Financial Officer